AMENDMENT TO PARTICIPATION AGREEMENT AMONG
                       VARIABLE INSURANCE PRODUCTS FUND II
                        FIDELITY DISTRIBUTORS CORPORATION
                                       and
                        RELIASTAR LIFE INSURANCE COMPANY

         WHEREAS, RELIASTAR LIFE INSURANCE COMPANY (the "Company"), VARIABLE INSURANCE PRODUCTS FUND II (the "Fund") and FIDELITY DISTRIBUTORS CORPORATION have previously entered into a Participation Agreement (the "Agreement") containing, among other things, certain arrangements concerning the formats in which the Company can receive Fund prospectuses and Statements of Additional Information; and

         WHEREAS, the Company desires to receive electronic versions of the Fund's prospectus and Statement of Additional Information and supplements thereto;

         NOW, THEREFORE, the parties do hereby agree to amend the Agreement to add the following to the provisions of Article III;

         The Company may also choose to receive the Fund's prospectus and Statement of Additional information in electronic format. The file format shall be such as may be mutually agreed to by the Fund and the Company from time to time. The Company shall make no changes whatsoever to the file, or to the material constituting the printed output of the file, unless such changes shall have been approved in writing by the Fund or its designee. The Company shall be responsible for compliance with all regulatory requirements related to delivery of electronic prospectuses, including, without limitation, the 1940 Act, the 1933 Act, and related SEC releases.

         IN WITNESS WHEREOF we have set our hand as of the 24th day of July, 1997.


RELIASTAR LIFE INSURANCE COMPANY


By:      /s/ Wayne R. Huneke


Name:    Wayne R. Huneke


Title:   Senior Vice President,
         Chief Financial Officer and Treasurer

VARIABLE INSURANCE PRODUCTS FUND II           FIDELITY DISTRIBUTORS CORPORATION


By:  ________________________________         By:  ____________________________
     J. Gary Burkhead                              Paul J. Hondros
     Senior Vice President                         President